UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2016

PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15272
(Address of principal executive offices)		(Zip Code)

(412) 434-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
As previously reported, on July 20, 2016 PPG Industries, Inc. (the "Company") reached a definitive agreement to sell the assets of its flat glass manufacturing and glass coatings operations to Vitro S.A.B. de C.V., a leading producer of flat glass and specialty products. The transaction is expected to close by the end of 2016, subject to customary closing conditions. The Company will begin to report results of the flat glass business as discontinued operations in its third quarter 2016 interim financial results.
Supplemental Earnings Information
The Company is furnishing as Exhibit 99.1 an unaudited reconciliation of net income (attributable to PPG) and earnings per share – assuming dilution from continuing operations and discontinued operations to adjusted net income (attributable to PPG) and adjusted earnings per share – assuming dilution from continuing operations and discontinued operations, excluding certain items to reflect the the Company's flat glass business as discontinued operations for the historical periods from the first quarter of 2013 through the second quarter of 2016.
Certain historical periods have previously been recast to reflect the Company's sale of its Transitions Optical joint venture and its optical sunlens business in March 2014, and the separation of its commodity chemicals business in January 2013. The sales and operating results of these businesses are reported as discontinued operations.
Segment Reporting
The Glass reportable segment will now be comprised of only the fiber glass operating segment. Historical unaudited results of the Company's segment reporting, which have been recast to reflect the sales and operating results of PPG's flat glass business as discontinued operations, are attached hereto as Exhibit 99.2. This presentation change has no impact on the historical or future consolidated financial position, results of operations or cash flows of the Performance Coatings and Industrial Coatings reportable segments.
This information includes the Company’s unaudited net sales, segment income, items not allocated to segments and income before taxes. For further information about the Company’s financial results, see PPG’s Annual Report on Form 10-K for the year ended December 31, 2015, which is available at www.ppg.com.
The information furnished pursuant to this Item 2.02 shall in no way be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), or otherwise subject to the liability of that section, except if PPG specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Unaudited reconciliation of adjusted net income (attributable to PPG) and adjusted earnings per share – assuming dilution from continuing operations and discontinued operations.
99.2	Recast of Historical Segment Reporting

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: September 16, 2016	/s/ Frank S. Sklarsky
Frank S. Sklarsky
Executive Vice President and
Chief Financial Officer